UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2016 (March 23, 2016)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, MassRoots, Inc.

Item 1.01

Entry into a Material Definitive Agreement.

On March 23, 2016 (the “Effective Date”), the Company entered into three separate agreements with Santino Walter Productions, LLC (“SWP”) for the purpose of promoting and presenting the Denver Annual 420 Rally (the “420 Rally”). The Company and SWP entered into a Senior Secured Promissory Note (the “Note”), a 420 Event Agreement (the “Letter Agreement”), and a License Agreement (the “License Agreement”).

The Company purchased the Note from SWP with a principal amount of $156,000 for a purchase price of $130,000. The Note matures 60 days from the date of issuance, and may be prepaid at any time without penalty or premium. The Note is secured by all assets of SWP. The purchase price is to be used by SWP solely for expenses related to the 420 Rally.

Under the terms of the Letter Agreement, the Company and SWP agreed to work together to promote, market, sponsor, organize and coordinate the 420 Rally. The Letter Agreement and License Agreement guarantee the Company 50% of gross ticket and sponsorship sales, as well as 15% of all booth and food truck space sales, for the 420 Rally.

The Company is obligated to provide the ticketing system and cover all activation costs related to the tickets. The first $130,000 in revenue received related to the 420 Rally will to be used to cover the remaining costs of talent for the event; the next $156,000 in revenue will be used to repay the Note. All proceeds from ticket sales and sponsorships will be held by the Company initially, and after payment of the Note and all fees earned by the Company under the agreements, the remaining proceeds will then be distributed to SWP. The Company also retains the right to participate in a materially similar transaction related to the 420 Rally every year through 2020.

Under the terms of the License Agreement, the Company and SWP agreed to license to one another their respective logos and brands until April 21, 2016. Each license is limited in its scope to be used only in connection with the 420 Rally.

The foregoing is only a brief description of the material terms and conditions of the Note, Letter Agreement, and License Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to Exhibits 10.1, 10.2, and 10.3 filed herewith.

Item 8.01

Other Events

On March 29, 2016, the Company issued a press release titled “Lil Wayne and Wiz Khalifa to Headline The Denver Annual 420 Rally in Civic Center Park on April 16, 2016.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Senior Secured Promissory Note between the Company and Santino Walter Productions, LLC, dated March 23, 2016.
10.2	420 Event Agreement between the Company and Santino Walter Productions, LLC, dated March 23, 2016.
10.3	License Agreement between the Company and Santino Walter Productions, LLC, dated March 23, 2016.
99.1	Press Release dated March 29, 2016 titled “Lil Wayne and Wiz Khalifa to Headline The Denver Annual 420 Rally in Civic Center Park on April 16, 2016.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: March 31, 2016	By: /s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer